EXHIBIT 4.8



October 23, 1998



Compositech Ltd.

I hereby agree to extend the due date of the following note as indicated below:

 Amount           Original                  Amended           New
of Notes          Due Date                  Due Date          Due Date
--------          --------                  --------          --------
                                            1/2/99            1/2/2000




Signed:
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